UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event

reported): August 28, 2006

Sona Mobile Holdings Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-12817 (Commission File Number)	95-3087593 (I.R.S. Employer Identification No.)

825 Third Avenue
New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:	(212) 918-0584

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On August 28, 2006, Sona Mobile Holdings Corp. (the “Company”) entered into an employment agreement with Shawn Kreloff for his services as President and Chief Executive Officer of the Company, which agreement expires on December 31, 2009. The agreement provides for an annual salary of $170,000, or such higher amount as the Board of Directors of the Company may determine, and an annual bonus based upon the achievement of targets established by the Board of Directors. Pursuant to the agreement, as soon as practicable following the Company’s 2006 Annual Meeting of Stockholders, the Company will grant to Mr. Kreloff options to purchase 3,000,000 shares of common stock, par value $0.01 per share of the Company. In the event his employment terminates involuntarily without Cause (as defined in the agreement), Mr. Kreloff will receive a severance payment equal to one year’s salary and benefits. In addition, the agreement includes a one-year post-employment, non-competition provision.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sona Mobile Holdings Corp.

(Registrant)

Date: September 1, 2006                                      By: /s/ Stephen Fellows

Name:	Stephen Fellows
Title:	Chief Financial Officer

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